UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2025, Intrusion Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”) pursuant to which, among other things, the Company agreed to issue and sell to the Purchaser, in a registered direct offering (the “Offering”), 653,000 shares of its common stock (the “Shares”) at an offering price of $3.05 per share and 1,806,016 prefunded warrants to purchase up to 1,806,016 shares of common stock at a purchase price of $3.0499 for aggregate gross proceeds of $7.5 million. The prefunded warrants are exercisable immediately at an exercise price of $.0001 per share subject to the Purchaser not being deemed a beneficial owner of greater than 4.99%.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreement and separate lock-up agreements, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities, and the Company’s directors and officers have agreed to certain restrictions on the sale of the Company’s securities, in each case, for a period of 90 days following the date of the Purchase Agreement, subject to certain exceptions. No fees were charged by Purchaser to the Company in connection with the issuance, each party bearing their own fees and expenses in connection with the Offering.

The Company expects to deliver the Shares and prefunded warrants, on or about January 7, 2025 (the “Closing Date”) . The Offering is expected to result in net proceeds to the Company of approximately $7.5 million. The Company intends to use the proceeds from the offering for working capital and general corporate purposes.

The Offering is being made pursuant to the Company’s effective shelf registration statement that was declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 16, 2021 (File No. 333- 258491), as extended by the filing of a registration statement on Form S-3 with the Commission on December 16, 2024. A prospectus supplement will be filed with the Commission pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Anthony, Linder & Cacomanolis, PLLC, relating to the legality of the issuance and sale of the securities being offered in the Offering.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full texts of the form of Purchase Agreement and the form Warrant that are filed herewith as Exhibits 10.1 and 4.1, respectively.

Item 7.01. Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant
5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC
10.1	Securities Purchase Agreement, dated January 6, 2025
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: January 7, 2025	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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